Exhibit 24

POWER OF ATTORNEY

We, the undersigned directors and officers of LCNB Corp. (the “Company”), and each of us, do hereby constitute and appoint Stephen P. Wilson and Steve P. Foster, or either of them, our true and lawful attorneys and agents, each with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers of the Company and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-4, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below for the Company, any and all amendments (including post-effective amendments) to such Registration Statement and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Name	Date	Capacity

/s/ Stephen P. Wilson	October 26, 2012	Chief Executive Officer, Chairman of the
Stephen P. Wilson		Board of Directors (Principal Executive Officer)

/s/ Robert C. Haines II	October 26, 2012	Executive Vice President & Chief Financial
Robert C. Haines II		Officer (Principal Financial and Accounting Officer)

_______________		Director
Richard L. Blossom

/s/ Spencer S. Cropper	October 26, 2012	Director
S. Spencer S. Cropper

____________		President & Chief Operating Officer, Director
Steve P. Foster

/s/ William H. Kaufman	October 26, 2012	Director
William H. Kaufman

/s/ Anne E. Krehbiel	October 26, 2012	Director
Anne E. Krehbiel

/s/ George L. Leasure	October 26, 2012	Director
George L. Leasure

/s/ Kathleen Porter Stolle	October 26, 2012	Director
Kathleen Porter Stolle